Exhibit 99.1

            COVALENT GROUP, INC. APPOINTS CHRISTOPHER F. MESHGINPOOSH
                            TO ITS BOARD OF DIRECTORS

    WAYNE, Pa., May 2 /PRNewswire-FirstCall/ -- Covalent Group, Inc.
(Nasdaq: CVGR) today announced the appointment of Christopher F. Meshginpoosh to its Board of Directors. Mr. Meshginpoosh also became Chairman of Covalent's Audit Committee concurrent with his board appointment.
    Mr. Meshginpoosh currently serves as a Director at Kreischer Miller, one of the largest full service accounting, tax and advisory firms in the Greater Philadelphia region, where he leads the firm's consulting practice. In this role, he has provided corporate governance and transactional services to several publicly held businesses. Prior to joining Kreischer Miller, Mr. Meshginpoosh served as an executive officer of two publicly held companies, including having served as Chief Financial Officer for Liquent, Inc., a publicly-traded international enterprise software and outsourcing services company serving the pharmaceutical industry. Prior to these positions, Mr. Meshginpoosh held various senior management positions of increasing responsibility in industry as well as serving as a Senior Manager at KPMG.

    Mr. Meshginpoosh is a Certified Public Accountant and holds a BS in Accounting, summa cum laude, from West Chester University.

    Kenneth M. Borow, M.D., President and Chief Executive Officer, commented, "Mr. Meshginpoosh's appointment to our Board of Directors is a significant step for Covalent as we build a strong foundation of expertise in our company. We are optimistic about our opportunities for growth, and we believe Chris's extensive finance, accounting and management background will contribute to our strategic direction and operational improvement."

    About Covalent Group

    Covalent Group is a clinical research organization that is a leader in the design and management of complex clinical trials for the pharmaceutical, biotechnology and medical device industries. The Company's mission is to provide its clients with high quality, full-service support for their clinical trials. Covalent offers therapeutic expertise, experienced team management and advanced technologies. The Company has clinical trial experience across a wide variety of therapeutic areas such as cardiovascular, endocrinology/metabolism, diabetes, vaccines, biologics, gene therapy, immunology, neurology, oncology, infectious diseases, gastroenterology, dermatology, hepatology, womens' health and respiratory medicine. Covalent believes that its leadership in the design of complex clinical trials, its application of innovative technologies, therapeutic expertise and commitment to quality offer its clients a means to more quickly and cost effectively develop products through the clinical trial process. With its wholly-owned international subsidiary, Covalent Group, Ltd., as well as its Strategic Partners operating around the world, Covalent is able to meet the global drug development needs of its clients.

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    This press release contains forward-looking statements identified by words such as "estimate," "project," "expect," "intend," "believe," "anticipate" and similar expressions. Actual results might differ materially from those projected in, expressed in or implied by the forward-looking statements. Potential risks and uncertainties that could affect the Company's future operating results and financial condition include, without limitation: (i) our success in attracting new business and retaining existing clients and projects; (ii) the size, duration, and timing of clinical trials; (iii) the termination, delay or cancellation of clinical trials; (iv) the timing difference between our receipt of contract milestone or scheduled payments and our incurring costs to manage these trials; (v) outsourcing trends in the pharmaceutical, biotechnology and medical device industries; (vi) the ability to maintain profit margins in a competitive marketplace; (vii) our ability to attract and retain qualified personnel; (viii) the sensitivity of our business to general economic conditions; (ix) other economic, competitive, governmental and technological factors affecting our operations, markets, products, services and prices; and
(x) announced awards received from existing and potential customers are not definitive until fully negotiated contracts are executed by the parties. Additional information concerning factors that could cause actual results to materially differ from those in forward-looking statements is contained in Covalent Group's SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2004 and other periodic reports under the Securities Exchange Act of 1934, as amended, copies of which are available upon request from Covalent Group's investor relations department.

     Investor Relations Contact:    Lawrence Hoffman, CPA, Esq.
                                    CFO, Covalent Group, Inc.

                                    (610) 975-9533

     Contact us on-line:            http://www.covalentgroup.com

SOURCE  Covalent Group, Inc.
    -0-                             05/02/2005
    /CONTACT: Investors - Lawrence Hoffman, CPA, Esq., CFO, Covalent Group, Inc., +1-610-975-9533/
    /Web site:  http://www.covalentgroup.com /